________________________________________________________________________________

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              MC INFORMATICS, INC.
                              --------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
         --------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
         --------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         --------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
         --------------------------------------------------------------------

     (5) Total fee paid:
         --------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         --------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
         --------------------------------------------------------------------

     (3) Filing Party:
         --------------------------------------------------------------------

     (4) Date Filed:
         --------------------------------------------------------------------

________________________________________________________________________________

                              MC INFORMATICS, INC.
                       18881 VON KARMAN AVENUE, SUITE 100
                            IRVINE, CALIFORNIA 92612



                                   May 8, 2000



To Our Shareholders:

         You are cordially invited to attend the 2000 Annual Meeting of Shareholders of MC Informatics, Inc. (the "Company") which will be held at 12:00 p.m. on Wednesday, May 24, 2000, at 720 South Colorado Boulevard, Suite 610, Denver, Colorado 80246 (the "Annual Meeting"). All holders of the Company's outstanding common stock as of April 19, 2000 are entitled to vote at the Annual Meeting.

         Enclosed is a copy of the Notice of Annual Meeting of Shareholders, proxy statement and proxy card. A current report on the business operations of the Company will be presented at the meeting, and shareholders will have an opportunity to ask questions.

         We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, it is important that you complete, sign, date and return the proxy card in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.

                                         Sincerely,

                                         /S/ BILL CHILDS

                                         Bill Childs
                                         Chief Executive Officer

                              MC INFORMATICS, INC.
                       18881 VON KARMAN AVENUE, SUITE 100
                            IRVINE, CALIFORNIA 92612
                               -------------------

                  NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 24, 2000
                               -------------------



         NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Shareholders of MC Informatics, Inc., a California corporation (the "Company"), will be held at 12:00 p.m. on Wednesday, May 24, 2000, at 720 South Colorado Boulevard, Suite 610, Denver, Colorado 80246 (the "Annual Meeting") for the following purposes:

         1.       To elect six (6) members of the Board of Directors;

         2. To approve the selection of BDO Seidman, LLP as the Company's independent certified public accountants to audit the financial statements of the Company for the fiscal year beginning January 1, 2000; and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on April 19, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and all adjourned meetings thereof.

                                 By Order of the Board of Directors

                                 /S/ BILL CHILDS

                                 Bill Childs
                                 Chief Executive Officer


Irvine, California
May 8, 2000


SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DECIDE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                              MC INFORMATICS, INC.
                       18881 VON KARMAN AVENUE, SUITE 100
                            IRVINE, CALIFORNIA 92612


                                 PROXY STATEMENT

                       2000 ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 24, 2000

                              ---------------------

                                VOTING AND PROXY

         This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of MC Informatics, Inc. (the "Company") for use at the 2000 Annual Meeting of Shareholders to be held at 12:00 p.m. on Wednesday, May 24, 2000, at 720 South Colorado Boulevard, Suite 610, Denver, Colorado 80246 (the "Annual Meeting"), and at any adjournments thereof. When such proxy is properly executed and returned, the shares it represents will be voted in accordance with any directions noted thereon. If no specification is indicated, the shares will be voted "FOR" the election as directors of the six nominees listed thereon. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by providing written notice to the Secretary of the Company, by issuance of a subsequent proxy, or by voting in person at the Annual Meeting.

         At the close of business on April 19, 2000, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding 15,589,291 shares of common stock, no par value per share ("Common Stock"). Each share of Common Stock entitles the holder of record thereof to one vote on any matter coming before the Annual Meeting. In voting for directors, however, if any shareholder gives notice at the Annual Meeting, prior to voting, of an intention to cumulate votes, then each shareholder has the right to cumulate votes and to give any one or more of the nominees whose names have been placed in nomination prior to the voting a number of votes equal to the number of directors to be elected (i.e., six) multiplied by the number of shares which the shareholder is entitled to vote. Discretionary authority to cumulate votes and distribute such votes among some or all of the nominees if cumulative voting is invoked by any shareholder is solicited by the Board of Directors. Only shareholders of record at the close of business on April 19, 2000 are entitled to notice of and to vote at the Annual Meeting or at any adjournments thereof.

         Under California law and the Company's Bylaws, a majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of shareholders. Generally, if a quorum is present, the affirmative vote of a majority of the shares represented and voting on any matter will constitute the act of the shareholders, provided that the number of shares voting in favor of any proposal equals at least a majority of the quorum. Although abstentions and "broker non-votes" are not counted either "for" or "against" any proposals, if the number of abstentions or "broker non-votes" results in the votes "for" a proposal not equaling at least a majority of the quorum required for the meeting, the proposal will not be approved. This will be the case even though the number of votes "for" the proposal exceeds the votes "against" the proposal.

         The Company will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the proxy solicitation materials. Proxies may be solicited personally, by mail or by telephone, or by directors, officers and regular employees of the Company who will not be additionally compensated therefor. It is anticipated that this proxy statement and accompanying proxy card will be mailed on or about May 8, 2000 to all shareholders entitled to vote at the Annual Meeting.

         The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding notice and are more fully discussed below.



                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

         Directors are elected annually and hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified. It is intended that the proxies solicited by the Board of Directors will be voted for election of the six nominees listed below unless a contrary instruction is made on the proxy. If, for any reason, one or more of these nominees should be unavailable as a candidate for director, an event which is not anticipated, the person named in the accompanying proxy will vote for another candidate or candidates nominated by the Board of Directors. The nominees for election as a director of the Company are: Bill Childs, Joseph R. Dunham, David Joiner, John Pappajohn, Michael Richards and Bruce Ryan. All of the nominees for director are, at present, directors of the Company.

         The following table sets forth certain information with respect to the executive officers of the Company, each nominee for director and certain key employees of the Company.


      NAME OF
  BENEFICIAL OWNER          AGE           DIRECTOR SINCE         POSITION WITH THE COMPANY
  ----------------          ---           --------------         -------------------------

Bill Childs                  60               1997                Chief Executive Officer,
                                                             Chairman of the Board and Director

David Koeller                52                --           President and Chief Operating Officer

Jeffrey L. Pollard (1)       57                --           Chief Financial Officer and Secretary

Donald Jacobs (2)            60                --               Executive Vice President and
                                                               Acting Chief Financial Officer

Joseph R. Dunham             36               1998                        Director

David Joiner                 51               1999                        Director

John Pappajohn               72               1993                        Director

Michael Richards             51               2000                        Director

Bruce Ryan                   58               1999                        Director

Garfield Thompson            45                --                Executive Vice President

---------------------

(1) Mr. Pollard resigned as Chief Financial Officer and Secretary of the Company effective as of April 30, 2000.

(2) Mr. Jacobs was appointed Executive Vice President and acting Chief Financial Officer of the Company effective as of May 1, 2000.

         BILL CHILDS has served as Chief Executive Officer, Chairman of the Board and a director of MC Informatics, Inc. since April 1997. Between 1995 and 1996, Mr. Childs served as Senior Vice President, Product Management at CyCare Systems. Prior to that time, from 1984 to 1995, Mr. Childs served as Chief Executive Officer of HealthData Analysis. Mr. Childs was a co-founder of Technicon Data Systems, a company operating under the name Eclipsys which provides services to the healthcare industry. Mr. Childs, in 1980, also founded Healthcare Informatics magazine along with several other magazines. He sold Healthcare Informatics to McGraw-Hill in 1995. Mr. Childs is currently serving as a member of the board of directors of PACE Health Management Systems, Inc.

         DAVID KOELLER has served as President and Chief Operating Officer of MC Informatics since September 1998. Prior to joining the Company, from 1970 until 1996, Mr. Koeller served in several positions with CyCare Systems, including President of the company's Physician Division. CyCare was acquired in 1996 by HBOC. Mr. Koeller remained with HBOC until March 1997.

         JEFFREY L. POLLARD has served as the Chief Financial Officer, Secretary and Senior Vice President of MC Informatics from August 1995 until April 2000. From 1980 to 1998, Mr. Pollard was owner of his own public accounting firm which specialized in accounting, consulting and tax services for the healthcare field. Mr. Pollard received his B.S. in Accounting from California State University, Northridge and is a Certified Public Accountant.

         DONALD JACOBS has served as a Senior Vice President of the Company since the Company's acquisition of HSG Acquisitions, Inc., dba Inteck, in October 1999. Effective as of May 1, 2000, Mr. Jacobs has been appointed to serve as acting Chief Financial Officer and Executive Vice President of the Company. Prior to joining the Company, Mr. Jacobs was owner and President of Inteck, a healthcare consulting company which Mr. Jacobs founded in 1982. Mr. Jacobs is currently an adjunct professor at the University of Denver, where he is responsible for developing the information technology curriculum for individuals acquiring a master's degree in healthcare. He is a member of the University's Executive Health Council and advisory boards, as well as the editorial advisory board of Health Management Technology magazine.

         JOSEPH R. DUNHAM has been a director of MC Informatics since April 1998. Since 1997, Mr. Dunham has been Senior Vice President of Equity Dynamics, Inc., a venture capital firm owned by Mr. John Pappajohn, a principal shareholder and a director of the Company. Prior to serving at Equity Dynamics, from 1993 to 1997, Mr. Dunham was manager of Investment Services at Wellmark Blue Cross Blue Shield of Iowa. From 1990 to 1993, he was Vice President of Corporate Finance at Allied Group Merchant Banking. Mr. Dunham has been involved in capital formation in the venture capital and banking industries for over 10 years. He is currently on the board of several privately-held companies including: Advanced Analytical Technologies, Inc., TeleDirect International, Inc., Renaissance Software and Palisade Systems. Mr. Dunham received his B.A. in Business Education and Computer Sciences from Wartburg College and his M.B.A. from Drake University.

         DAVID JOINER has been a director of the Company since April 1999. Mr. Joiner is currently serving as Chief Information Officer of Quorum Health Group, an information technology and national consulting firm for over 200 hospitals. Mr. Joiner has been with Quorum Health Group since 1989. In addition, from 1989 to 1995, Mr. Joiner served as President of Management Directions, Inc. ("MDI"). Prior to MDI, Mr. Joiner was a senior consultant with Superior Consultant Group. Mr. Joiner received a B.B.A. from the University of Memphis in 1970.

         JOHN PAPPAJOHN has been a director of the Company since the Company's merger with HealthDesk Corporation in March 1999. Mr. Pappajohn previously served as a member of the board of directors of HealthDesk from 1993 to 1999. Mr. Pappajohn has been the sole owner of Pappajohn Capital Resources, a venture capital firm, and has served as President of Equity Dynamics, Inc., a financial consulting firm, since 1969. Mr. Pappajohn currently serves as a director of the following privately-held companies: PACE Health Management Systems, Inc., Patient Infosystems, Inc. and Radiologix. Mr. Pappajohn received a B.S.C. degree from the University of Iowa in 1952.

         MICHAEL RICHARDS, M.D. has been a director of the Company since February 2000. Dr. Richards has served as a consultant for Kirke Financial Services, LLC since 1999 and is currently Chairman of MED-TEC, Inc., a radiation oncology equipment manufacturer. From 1997 to 1999, Dr. Richards held the position of Chief Medical Officer and Senior Vice President of Iowa Health System. Dr. Richards also served as the President and Chief Executive Officer of Integra Health, formerly Iowa Physicians Clinic Medical Foundation, from its inception in 1988 until 1998, when he was named Chairman, and served in that position until 1999. Between 1993 and 1999, Dr. Richards also served as President of HCF, Inc. Dr. Richards is currently serving as a director on the board of Liberty Bank.

         BRUCE RYAN has been a director of the Company since April 1999. Since 1998, Dr. Ryan has served as Chief Executive Officer of Quantum Global Technologies. Prior to Quantum, from 1994 to 1997, Dr. Ryan served as Senior Vice President and General Manager of the Federal Systems Division of Wang Laboratories. Dr. Ryan is a director of Flight Landata, an aerospace company based in Massachusetts. Dr. Ryan received a B.S. in Physics from Boston College and a M.S. and Ph.D. from Lehigh University.

         GARFIELD THOMPSON has served as Executive Vice President of MC Informatics since April 1997, and served as Chief Operating Officer of MC Informatics from April 1997 until September 1998. Mr. Thompson was one of the founders of MC Informatics, Inc. in 1997. Prior to 1997, Mr. Thompson founded JSS Healthcare. From 1995 to 1996, Mr. Thompson served as Regional Vice President of Sentient Systems, Inc. Mr. Thompson has held various management positions at Montgomery Ryland, Inc., Compucare and Baxter, Inc., and served as Chief Information Officer at United Western Medical Centers and AmeriMed (HMO).

MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company held three meetings during 1999 and took action by unanimous written consent on two occasions.

COMMITTEES

         The Company has an Audit Committee and a Compensation Committee. The Board of Directors does not have a nominating committee. Selection of nominees for the Board of Directors is made by the entire Board of Directors.

         The Audit Committee makes recommendations to the Board of Directors regarding the selection of independent accountants, reviews the results and scope of the audit and other services provided by the Company's independent accountants, reviews the Company's financial statements for each interim period, approves all professional services and related fees performed by the independent accountants, and periodically reviews and evaluates the Company's accounting policies and internal accounting and financial controls. Effective as of April 19, 1999, the members of the Audit Committee were Messrs. Pappajohn and Joiner and Dr. Ryan. The Audit Committee did not hold any meetings during 1999.

         The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation, including the grant of stock options, for executive officers and certain other management employees of the Company. Effective as of April 19, 1999, the members of the Compensation Committee were Messrs. Dunham and Joiner and Dr. Ryan, with Mr. Dunham serving as the chairperson of the committee. Prior to that time, the Compensation Committee consisted of Messrs. Pappajohn and Dunham. The Compensation Committee did not hold any meetings during 1999. The Board of Directors took action with respect to the grant of stock options on three occasions during 1999.

COMPENSATION OF DIRECTORS

         Directors may be reimbursed for reasonable travel expenses incurred in connection with attendance at meetings of the Board of Directors. During 1999, each non-employee director of the Company received options to purchase shares of the Company's Common Stock as follows: Mr. Dunham, Mr. Joiner and Dr. Ryan each received options to purchase an aggregate of 31,029 shares of Common Stock, consisting of options to purchase 4,429 shares at $1.00 per share and options to purchase up to 26,600 shares at an exercise price of $1.50 per share; Mr. Pappajohn was granted options to purchase an aggregate of 25,000 shares at an exercise price of $3.063 per share; and Dr. Richards received options to purchase an aggregate of 25,000 shares of Common Stock at an exercise price of $1.625 per share. In addition, effective as of July 1, 2000, each member of the Board of Directors will become entitled to receive, on an annual basis, options to purchase an aggregate of 15,000 shares of Common Stock as compensation for service as a director of the Company.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.



                      RATIFICATION OF INDEPENDENT AUDITORS
                                  (PROPOSAL 2)

         The Board of Directors has selected the independent certified public accounting firm of BDO Seidman, LLP to audit and comment on the Company's financial statements for the fiscal year ending December 31, 2000, and to conduct whatever audit functions are deemed necessary pursuant thereto. BDO Seidman, LLP audited the Company's financial statements for the fiscal year ended December 31, 1999 included in the Company's most recent Form 10-KSB.

         The Company does not anticipate that a representative of BDO Seidman, LLP will be present at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR BEGINNING JANUARY 1, 2000.



                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the Annual Meeting other than as specified herein. However, if other matters should come before the Annual Meeting, it is the intention of the person named in the accompanying proxy to vote such proxy in accordance with his best judgment on such matters.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company of the Company's Chief Executive Officer and the other executive officers of the Company whose aggregate cash compensation exceeded $100,000 (collectively, the "named executive officers") during the fiscal years ended December 31, 1999, 1998 and 1997.

                                                   SUMMARY COMPENSATION TABLE
                                                                                              LONG-TERM
                                                                                             COMPENSATION
                                                                ANNUAL COMPENSATION             AWARDS
                                                                -------------------             ------
                                                                                               SECURITIES
NAME AND                                                                                       UNDERLYING        ALL OTHER
PRINCIPAL POSITION                               YEAR        SALARY ($)         BONUS ($)      OPTIONS (#)    COMPENSATION ($)
------------------                               ----        ----------         ---------      -----------    ----------------
Bill Childs (1)                                  1999        $167,595(2)        $ 30,000         539,970        $ 12,000(3)
   Chief Executive Officer                       1998         150,000                  0               0           3,000(3)
   and Chairman of the Board                     1997          28,334(4)               0               0               0

David Koeller (5)                                1999         157,547(6)          35,000         457,156          12,000(7)
   President and Chief                           1998          36,500                  0               0               0
   Operating Officer

Jeffrey Pollard (8)                              1999         130,000(9)          19,000         219,503(10)           0
   Chief Financial Officer                       1998          45,163                  0               0               0
   and Secretary


-----------------------

(1) Mr. Childs became an executive officer of the Company on March 3, 1999 following the merger of HealthDesk Corporation and MC Informatics, Inc. The Company did not have a Chief Executive Officer from May 1998 through March 3, 1999. Accordingly, amounts listed for Mr. Childs prior to March 3, 1999 reflect compensation received as an executive officer of the pre-merger MC Informatics, Inc., a non-reporting company ("MCII").

(2) During the first quarter of 2000, Mr. Childs took a reduction in base salary. Mr. Childs has agreed to continue the reduction in salary through the second quarter of 2000.

(3)      Consists solely of an auto allowance.

(4) Represents amounts paid to Mr. Childs by MCII as guaranteed income in 1997.

(5) Mr. Koeller became an executive officer of the Company on March 3, 1999, following the HealthDesk/MCII merger. Between September 1998 and March 1999, Mr. Koeller served as an executive officer of MCII. Accordingly, information concerning Mr. Koeller's compensation during the fiscal year ended December 31, 1998 reflects amounts received as an officer of MCII. Information is not provided as to Mr. Koeller's compensation for the fiscal year ended December 31, 1997, as such amounts are not applicable to the Company.

(6) During the first quarter of 2000, Mr. Koeller took a reduction in base salary and did not receive any bonus compensation.

(7)      Consists solely of a living allowance.

(8) Mr. Pollard became an executive officer of the Company on March 3, 1999, following the HealthDesk/MCII merger. Between August 1998 and March 1999, Mr. Pollard served as an executive officer of MCII. Accordingly, information concerning Mr. Pollard's compensation during the fiscal year ended December 31, 1998 reflects amounts received as an officer of MCII. Information is not provided as to Mr. Pollard's compensation for the fiscal year ended December 31, 1997, as such amounts are not applicable to the Company. Mr. Pollard resigned as Chief Financial Officer and Secretary of the Company effective as of April 30, 2000.

(9) During the first quarter of 2000, Mr. Pollard took a reduction in base salary and did not receive any bonus compensation.

(10) Pursuant to the terms of the Company's 1994 Founders' Stock Option Plan, as amended, Mr. Pollard is only entitled to exercise those options that have vested as of the effective date of Mr. Pollard's resignation, consisting of an aggregate of 7,086 shares of Common Stock.

OPTIONS GRANTED IN LAST FISCAL YEAR

         The following table sets forth certain information concerning individual grants of stock options made to the named executive officers during the fiscal year ended December 31, 1999. The Company has never granted any stock appreciation rights.

                                         OPTION GRANTS IN LAST FISCAL YEAR
                                                                 INDIVIDUAL GRANTS
                                 ----------------------------------------------------------------------------------
                                                      PERCENT OF TOTAL
                                    NUMBER OF             OPTIONS
                                   SECURITIES            GRANTED TO        EXERCISE OR
                                   UNDERLYING           EMPLOYEES IN       BASE PRICE
          NAME                   OPTIONS GRANTED        FISCAL YEAR(1)       ($/Sh)             EXPIRATION DATE
          ----                   ---------------        --------------       ------             ---------------

Bill Childs                           88,570                 3.6%             $1.00                  2009
                                     451,400                18.6%              1.50                  2009

David Koeller                         70,856                 2.9%              1.00                  2009
                                     386,300                15.9%              1.50                  2009

Jeffrey L. Pollard                    35,428                 1.5%              1.00                  2009
                                     184,075                 7.6%              1.50                  2009

-----------------------

(1) Based on options to purchase 2,427,777 shares of Common Stock granted to employees during the fiscal year ended December 31, 1999, excluding non-employee directors.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

         There were no exercises of options by the named executive officers during the fiscal year ended December 31, 1999. The following table sets forth the number of exercisable and unexercisable in-the-money stock options and their values at December 31, 1999 for the named executive officers. An option is "in-the-money" if the fair market value for the underlying securities exceeds the exercise price of the option.

                                     NUMBER OF SECURITIES UNDERLYING               VALUE OF UNEXERCISED IN-THE-MONEY
                                 UNEXERCISED OPTIONS AT DECEMBER 31, 1999           OPTIONS AT DECEMBER 31, 1999(1)
                                 ----------------------------------------           -------------------------------
       NAME                        EXERCISABLE            UNEXERCISABLE            EXERCISABLE          UNEXERCISABLE
       ----                        -----------            -------------            -----------          -------------

 Bill Childs                            0                    539,970                  $ 0                  $ 44,375
 David Koeller                          0                    457,156                    0                    35,428
 Jeffrey L. Pollard                     0                    219,503                    0                    17,714

-----------------------

(1) Represents the closing price of the Common Stock underlying the options at December 31, 1999 as reported by a member firm of the NASD that effects transactions in stocks quoted on the OTC Electronic Bulletin Board ($1.50 per share), minus the exercise price of the options.

           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of April 19, 2000, with respect to the beneficial ownership of the Company's Common Stock by
(i) each director and director nominee of the Company, (ii) the named executive officers of the Company, (iii) all directors and executive officers of the Company as a group, and (iv) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock. Unless otherwise indicated, the persons named hold sole voting and investment power with respect to the shares shown opposite their respective names. The information with respect to each person specified is as supplied or confirmed by such person or based upon statements filed with the Securities and Exchange Commission ("Commission").


                NAME AND ADDRESS                           AMOUNT AND NATURE OF              PERCENT OF
             OF BENEFICIAL OWNER(1)                      BENEFICIAL OWNERSHIP(2)           COMMON STOCK
             ----------------------                      -----------------------           ------------
Bill Childs(3)(4)                                               3,096,235                      19.84%

John Pappajohn(5)                                               2,585,758                      16.57%

Edgewater Private Equity Fund II, L.P.(6)                       2,036,000                      13.06%

James A. Gordon(7)                                              2,036,000                      13.06%

Garfield Thompson(8)                                            1,781,497                      11.43%

David Koeller(3)(9)                                               717,171                       4.60%

Jeffrey L. Pollard(3)(10)                                         115,090                         *

Joseph R. Dunham(11)                                               83,803                         *

Bruce Ryan(12)                                                     60,886                         *

David Joiner(13)                                                      886                         *

All directors and executive officers                            6,659,829                      42.51%
    as a group (7 persons) (14)

-----------------------

*        Represents less than 1%.

(1) Except as otherwise indicated, the address for each beneficial owner identified is c/o MC Informatics, Inc., 18881 Von Karman Avenue, Suite 100, Irvine, California 92612.

(2) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. Shares of Common Stock subject to options currently exercisable, or exercisable within 60 days after April 19, 2000, are deemed to be outstanding in calculating the percentage ownership of a person or group but are not deemed to be outstanding as to any other person or group.

(3) Executive officer of the Company. Mr. Pollard resigned as an executive officer of the Company effective as of April 30, 2000.

(4)      Includes 17,714 shares of Common Stock underlying options.

(5)      Includes 13,958 shares of Common Stock underlying options.

(6) The address of Edgewater Private Equity Fund II, L.P., is 666 Grand Avenue, Suite 200, Des Moines, Iowa 50349.

(7) The address for Mr. Gordon is c/o Edgewater Private Equity Fund II, L.P., 666 Grand Avenue, Suite 200, Des Moines, Iowa 50349. Consists solely of 2,036,000 shares of Common Stock held by Edgewater Private Equity Fund II, L.P. of which Mr. Gordon may be deemed to be the beneficial owner. Excludes 30,000 shares of Common Stock held by Laura Gordon 1985 Trust over which Mr. Gordon has voting power but no pecuniary interest. Mr. Gordon disclaims beneficial ownership of such 30,000 shares.

(8)      Includes 3,543 shares of Common Stock underlying options.

(9)      Includes 14,171 shares of Common Stock underlying options.

(10) Includes 81,004 shares of Common Stock held in trust and includes 7,086 shares of Common Stock underlying options.

(11)     Includes 23,803 shares of Common Stock underlying options.

(12)     Includes 886 shares of Common Stock underlying options.

(13)     Consists solely of 886 shares of Common Stock underlying options.

(14) Does not include 502,700 shares of Common Stock held by Donald Jacobs, who was appointed acting Chief Financial Officer of the Company effective as of May 1, 2000.


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYEMENT AND CHANGE IN CONTROL ARRANGEMENTS

         In connection with the merger of HealthDesk Corporation and MC Informatics, Inc., the Company entered into an employment agreement with Bill Childs in February 1999. Pursuant to the agreement, Mr. Childs receives an annual salary of $182,000. In addition, upon commencement of employment with the Company, Mr. Childs was granted options to purchase an aggregate of 88,570 shares of Common Stock at an exercise price of $1.00 per share. In the event the Company is merged or consolidated with another company, all of Mr. Childs' options will immediately vest. In addition, if Mr. Childs is terminated without cause following a change in control of the Company, he is entitled to receive a lump sum severance amount equal to one year of salary at the then current rate.

         Certain options granted under the Company's 1994 Founders' Stock Option Plan, as amended, contain provisions pursuant to which the unvested portions of outstanding options become fully vested and immediately exercisable upon a merger of the Company in which the Company's shareholders do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company or its successor, if such successor corporation fails to assume the outstanding options or substitute options for the successor corporation's stock to replace the outstanding options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), requires the Company's executive officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Commission. Such officers, directors and shareholders are required by Commission regulations to furnish the Company with copies of all such reports that they file.

         Based solely upon a review of copies of such reports furnished to the Company during 1999, and thereafter, or any written representations received by the Company from a director, officer or beneficial owner of more than 10% of the Company's Common Stock ("reporting persons") that no other reports were required, the Company believes that, during 1999, all Section 16(a) filing requirements applicable to the Company's reporting persons were complied with, except as listed immediately below.

         Mr. Childs inadvertently failed to file a Form 4 with respect to the grant of stock options on February 26, 1999 to purchase up to 88,570 shares of Common Stock at an exercise price of $1.00 per share. Mr. Childs also inadvertently failed to file a Form 4 to report a grant of options on December 29, 1999 to purchase an aggregate of 451,400 shares of Common Stock at a price of $1.50 per share. Mr. Childs anticipates filing a late Form 4 to report these option grants on or before May 15, 2000.

         Mr. Koeller inadvertently failed to file a Form 4 with respect to the grant of stock options on February 26, 1999 to purchase an aggregate of 70,856 shares of Common Stock at $1.00 per share. Mr. Koeller also inadvertently failed to file a Form 4 to report a grant of options on December 29, 1999 to purchase up to 386,300 shares of Common Stock at an exercise price of $1.50 per share. Mr. Koeller anticipates filing a late Form 4 to report these option grants on or before May 15, 2000.

         Mr. Pollard inadvertently failed to file a Form 4 with respect to the grant of stock options on February 26, 1999 to purchase up to 35,428 shares of Common Stock at $1.00 per share. Mr. Pollard also inadvertently failed to file a Form 4 to report a grant of options on December 29, 1999 to purchase an aggregate of 184,075 shares of Common Stock at a price of $1.50 per share. Mr. Pollard anticipates filing a late Form 4 to report these option grants on or before May 15, 2000.

         Mr. Thompson inadvertently failed to file a Form 4 with respect to the grant of stock options on February 26, 1999 to purchase up to 17,714 shares of Common Stock at $1.00 per share. Mr. Thompson also inadvertently failed to file a Form 4 to report a grant of options on December 29, 1999 to purchase an aggregate of 93,550 shares of Common Stock at an exercise price of $1.50 per share. Mr. Thompson anticipates filing a late Form 4 to report these option grants on or before May 15, 2000.

         Mr. Dunham inadvertently failed to file a Form 4 to report the acquisition of 60,000 shares of Common Stock on March 2, 1999 in connection with the merger of HealthDesk Corporation and MC Informatics, Inc. Mr. Dunham anticipates filing a late Form 4 to report this acquisition on or before May 15, 2000.

         Mr. Dunham, Mr. Joiner and Dr. Ryan each inadvertently failed to file a Form 4 to report the respective grant of options on February 29, 1999 to purchase up to 4,429 shares of Common Stock at an exercise price of $1.00 per share. Each individual also inadvertently failed to file a Form 4 with respect to the grant of stock options on December 29, 1999 to purchase an aggregate of 26,600 shares of Common Stock at an exercise price of $1.50 per share. Each of Mr. Dunham, Mr. Joiner and Dr. Ryan anticipates filing a late Form 4 to report his respective option grants on or before May 15, 2000.

         Mr. Pappajohn inadvertently failed to file a Form 4 with respect to the grant of stock options on April 19, 1999 to purchase up to 25,000 shares of Common Stock at $3.063 per share. Mr. Pappajohn anticipates filing a late Form 4 to report this option grant on or before May 15, 2000.

         Dr. Richards inadvertently failed to file a Form 4 with respect to the grant of stock options on December 30, 1999 to purchase up to 25,000 shares of Common Stock at an exercise price of $1.625 per share. Dr. Richards anticipates filing a late Form 4 to report this option grant on or before May 15, 2000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On February 25, 1998, the Company completed an $800,000 private placement. This private placement consisted of the sale of 400,000 shares of Common Stock, at a price of $2.00 per share, including the issuance of 250,000 shares to a director and shareholder of the former HealthDesk Corporation.

         Between March and September 1998, the Company sold an aggregate of 632 shares of Series B Preferred Stock for $2000 per share to various investors, including certain officers and directors of Healthdesk Corporation and MC Informatics, who purchased an aggregate of 432 of these shares. The shares of Series B Preferred Stock converted into an aggregate of 2,528,000 shares of the Company's Common Stock in March 1999.

         On February 26, 1999, the Company sold 1,000,000 shares of Common Stock to 10 individuals at a price of $1.00 per share. In connection with this transaction, the Company issued an aggregate of 150,000 shares to Mr. Pappajohn and 50,000 shares to Dr. Ryan.

         During 1998 through February 1999, HealthDesk Corporation loaned amounts aggregating $1,111,819 to certain of directors and officers. These funds were subsequently loaned on substantially the same terms to the Company by these individuals pursuant to unsecured promissory notes bearing interest at a rate of 8.5% per annum. As of December 31, 1999, the notes had all been repaid in full.

         In May 1999, the Company entered into a financing agreement with a financial institution for a revolving line of credit of up to $1,700,000. In March 2000, Mr. Pappajohn executed a guaranty agreement to personally guarantee the Company's payment obligations to the bank up to the full amount of the line of credit.

         In October 1999, the Company borrowed an aggregate of $500,000 from certain officers and directors of the Company pursuant to unsecured promissory notes bearing interest at a rate of 10%. The Company repaid this principal and all accrued interest in December 1999.

         During March 2000 and through April 10, 2000, the Company received an aggregate of $500,000 from certain members of the Company's Board of Directors and related parties, including an aggregate of $250,000 from Mr. Pappajohn and a total of $25,000 from Dr. Richards. It is the intent of the Company and these parties that such advances will be exchanged for 10% convertible subordinated secured promissory notes, the terms of which have not yet been finalized. In addition, the Company anticipates issuing a warrant to each individual to purchase a number of shares of Common Stock of the Company equal to the amount of capital loaned by such individual.

         Except as described above, since January 1, 1998, the Company has made no loans to officers, directors, principal shareholders or other affiliates other than advances of reimbursable expenses. All such transactions, including loans, are subject to approval by a majority of the Company's independent and disinterested directors.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         On August 12, 1998, PricewaterhouseCoopers LLP resigned as accountants of HealthDesk Corporation. In connection with the audit of the two fiscal years ended December 31, 1996 and December 31, 1997, respectively, and through the date of resignation, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the matter in connection with its report. The report of PricewaterhouseCoopers LLP on the financial statements of HealthDesk for the years ended December 31, 1996 and December 31, 1997 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, scope or accounting principles.

         On February 18, 1999, the Company appointed BDO Seidman, LLP as its independent certified public accountants. Prior to the appointment of BDO, the Company did not consult with BDO regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

                              SHAREHOLDER PROPOSALS

         Pursuant to Rule 14a-8 of the Commission, proposals by shareholders which are intended for inclusion in the Company's proxy statement and proxy and to be presented at the Company's next annual meeting must be received by the Company not later than December 25, 2000 in order to be considered for inclusion in the Company's proxy materials. Such proposals shall be addressed to the Company's Secretary and may be included in next year's proxy materials if they comply with certain rules and regulations of the Commission governing shareholder proposals. For all other proposals by shareholders to be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than March 15, 2001. If a shareholder fails to so notify the Company of any such proposal prior to such date, management of the Company will be allowed to use their discretionary voting authority with respect to proxies held by management when the proposal is raised at the annual meeting (without any discussion of the matter in the Company's proxy statement).

                                  ANNUAL REPORT

         A copy of the Company's annual report to the Commission on Form 10-KSB is available without charge to shareholders and may be obtained by writing to:
Corporate Secretary, MC Informatics, Inc., 18881 Von Karman Avenue, Suite 100, Irvine, California 92612 (telephone number: (949) 261-7100).

                                 By Order of the Board of Directors

                                 /S/ BILL CHILDS

                                 Bill Childs
                                 Chief Executive Officer


May 8, 2000

                  PROXY FOR 2000 ANNUAL MEETING OF SHAREHOLDERS

                              MC INFORMATICS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned shareholder of MC Informatics, Inc. (the "Company") hereby constitutes and appoints Bill Childs, with the power to appoint his substitution, as attorney and proxy to appear, attend and vote all of the shares of common stock of the Company standing in the name of the undersigned on the record date at the 2000 Annual Meeting of Shareholders of the Company to be held at 720 South Colorado Boulevard, Suite 610, Denver, Colorado 80246 at 12:00 p.m. on Wednesday, May 24, 2000, and at any adjournment thereof, upon the following matters, which are described in the Company's Proxy Statement for the Annual Meeting.

     1.   To elect six directors as follows:

          [ ] FOR all nominees listed below,      [ ] WITHHOLD AUTHORITY to
              except as marked to the                 vote for all nominees
              contrary below                          listed below

          (INSTRUCTION: To withhold authority to vote for a nominee, strike a line through the nominee's name.)

                                  BILL CHILDS
                                JOSEPH R. DUNHAM
                                  DAVID JOINER
                                 JOHN PAPPAJOHN
                                MICHAEL RICHARDS
                                   BRUCE RYAN

     2. To consider and vote upon a proposal to ratify the appointment of BDO Seidman, LLP as independent certified public accountants of the Company for the fiscal year beginning January 1, 2000.

          [ ]  FOR approval     [ ]  AGAINST approval     [ ]  ABSTAIN

     3. To vote in his or her discretion on such other business as may properly come before the meeting, or any adjournment thereof.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS INDICATED AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER BUSINESS. ALL OTHER PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED IN CONNECTION WITH THE ACTIONS PROPOSED ON THE REVERSE ARE HEREBY EXPRESSLY REVOKED. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY ISSUANCE OF A SUBSEQUENT PROXY OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

         Please mark, date, sign and return this proxy promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                         DATED:

                                         ---------------------------------------
                                         (Signature of Shareholder(s))


                                         ---------------------------------------
                                         (Print Name(s) Here)


                                         [ ] PLEASE CHECK IF YOU ARE PLANNING
                                             TO ATTEND THE ANNUAL MEETING.